Exhibit 10.38

LIQUIDATING TRUST AGREEMENT

THIS LIQUIDATING TRUST AGREEMENT (this “Trust Agreement”) of EBS Liquidating Trust, a Delaware statutory trust (the “Trust”), is made as of the 15th day of April, 2005, among EBS Building, L.L.C., a dissolved Delaware limited liability company (the “Company”), FTI Consulting, Inc., as administrator (the “Administrator”), and the Wilmington Trust Company as trustee (the “Resident Trustee”).

WITNESSETH:

        WHEREAS, the Company was formed in connection with the reorganization of Edison Brothers Stores, Inc. (“Edison”) and its subsidiaries pursuant to an Amended Joint Plan of Reorganization, dated June 30, 1997 (the “Plan”), which was filed in and confirmed by the United States Bankruptcy Court for the District of Delaware in Case No. 95-1354 (PJW);

        WHEREAS, in connection with the formation of the Company and pursuant to the Plan, fee simple title in Edison’s Corporate Headquarters Building located in St. Louis, Missouri (the “Building”) was sold, transferred, conveyed, assigned and delivered to the Company, with unsecured creditors of Edison admitted to the Company as members of the Company, holding limited liability company interests in the Company;

        WHEREAS, the Company has sold the Building;

        WHEREAS, on December 16, 2004, pursuant to an order of the United States Bankruptcy Court for the District of Delaware, April 15, 2005, was set as the end of the term of the Company, and pursuant to such order, the Company dissolved on April 15, 2005;

        WHEREAS, in advance of the dissolution of the Company on April 15, 2005, the Company, and the Manager of the Company (the “Manager”) on behalf of the Company, (i) prepared or caused to be prepared a balance sheet of the Company showing its assets and liabilities, (ii) conducted reasonable due diligence to ascertain (a) all potential liabilities arising out of post-closing claims, settlements and adjustments pursuant to the terms of that certain Purchase and Sale Agreement dated as of June 17, 2004 between GREIT-One Financial Plaza, LLC, as assignee of Triple Net Properties, LLC and EBS Building (the “Possible Building Claims”), and all other obligations, including all contingent, conditional or unmatured contractual claims, known to the Company, (b) any claim against the Company which was the subject of a pending action, suit or proceeding to which the Company is a party, and (c) claims that have not been made known to the Company or that have not arisen, but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after April 15, 2005, (iii) based on such reasonable due diligence, reasonably concluded that there were no claims or obligations, including contingent, conditional or unmatured contractual claims, known to the Company, (iv) based on such reasonable due diligence, reasonably concluded that there were no claims against the Company which were the subject of a pending action, suit or proceeding to which the Company is a party, and (v) based on such reasonable due diligence, reasonably calculated an amount of cash reserves to cover any claims described in clauses (a), (b) and (c) above;

        WHEREAS, upon the dissolution of the Company, in accordance with Section 6.3.1 of the Members Agreement of the Company, dated as of September 26, 1997, as amended (the “Members Agreement”), a financial statement of the Company as of the date of dissolution has been prepared and will be promptly furnished to all the members of the Company by the Manager;

        WHEREAS, under Section 6.3.3 of the Members Agreement, the Manager has the right to set up such cash reserves as the Manager may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

        WHEREAS, after the dissolution of the Company, the Manager, on behalf of the Company, pursuant to Section 18-804(b) of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), reasonably confirmed that (i) no claims or obligations, including contingent, conditional or unmatured contractual claims are known to the Company, except for the Possible Building Claims and certain fees and expenses in connection with the establishment, operation and termination of this Trust, and (ii) no claim exists against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party;

        WHEREAS, after the dissolution of the Company, the Manager, on behalf of the Company, pursuant to Section 18-804(b) of the LLC Act, reasonably concluded that the establishment of this Trust and the contribution of $1,492,824.29 by the Company to this Trust, would constitute making such provision as will be reasonably likely to be sufficient to provide compensation for (i) all claims including the Possible Building Claims, (ii) all obligations, including all contingent, conditional or unmatured contractual claims, known to the Company, (ii) any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (iii) claims that have not been made known to the Company or that have not arisen, but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after April 15, 2005 (the claims and obligations set forth in clauses (i), (ii) and (iii) of this paragraph being collectively referred to herein as the “Claims”);

        WHEREAS, pursuant to the Members Agreement and Section 18-804(b) of the LLC Act, the Manager (i) has caused this Trust to be formed to constitute reasonable provision for the Claims, (ii) authorized this Trust Agreement, (iii) authorized the Company to assign all of the Company’s assets and liabilities to the Trust, and (iv) authorized the Trust to accept the deposit of funds from the Company for the purpose of paying or making reasonable provision to pay all such Claims; and

        WHEREAS, in accordance with Section 6.3.3 of the Members Agreement and Section 18-804 and 18-203 of the LLC Act, following the conveyance of the initial Trust Property (as defined in Section 1.4) and the liabilities of the Company to the Trust as contemplated herein, the Company shall distribute the remaining assets of the Company to the members of the Company in accordance with the Members Agreement, and the Manager shall thereafter file a Certificate of Cancellation of the Company’s Certificate of Formation with the Secretary of State of the State of Delaware.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein:

ARTICLE I
The Trust

        1.1      Trust Name. The trust created hereby shall be known as the EBS Liquidating Trust, in which name the Administrator may conduct the business of the Trust, make and execute contracts, and sue and be sued.

        1.2      Delaware Statutory Trust Status. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as amended from time to time (as so amended, the “Trust Act”), and that this document constitute the governing instrument of the Trust. The Resident Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit A.

        1.3      Grantor Trust Status. The Trust is intended to be a liquidating trust within the meaning of United States Treasury Department Regulation §301.7701-4(d) that is treated as a grantor trust, of which the Beneficiaries are the owners, within the meaning of Section 671 et seq. of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        1.4      Transfer to Trust. On the effective date hereof, the Company shall transfer and deposit into the Trust $1,492,824.29 for the purposes set forth herein. Such deposit, together with any income thereon and any other assets of the Trust, shall constitute the “Trust Property.”

        1.5      Payment of Liabilities. (a) The Company hereby assigns to the Trust and the Trust hereby assumes all remaining liabilities and claims (including unascertained or contingent liabilities and expenses), including any Claims, of the Company. Should any liability be asserted against the Trust as a result of the assumption of any liability pursuant to this Section 1.5, the Administrator may use such part of the Trust Property as may be necessary in contesting any such liability or in payment thereof.

        (b)        Pursuant to Section 18-804(b) of the LLC Act, Claims shall be paid in full and any such provision for payment shall be made in full if there is sufficient Trust Property in the Trust. If there is insufficient Trust Property in the Trust, such Claims shall be paid or provided for according to their priority and, among Claims of equal priority, ratably to the extent of Trust Property legally available therefor.

ARTICLE II
Beneficiaries

        2.1      Former Members as Beneficiaries. The registered owners of Class A Membership Units in the Company set forth in the books and records of the Company as of 10:00 a.m. Eastern Standard Time on the date of this Trust Agreement (the “Effective Time”) shall automatically, and without any action being required of such persons or entities, be the initial beneficial owners (each, a “Beneficiary” and collectively, the “Beneficiaries”) of the Trust, each with the same number of Beneficial Interest Units as Class A Membership Units that such Beneficiary owned in the Company as of the Effective Time, and all such Beneficiaries shall be bound by the terms and provisions of this Trust Agreement. For purposes of this Trust Agreement, “Beneficial Interest Units” shall mean equal units of the undivided beneficial interest (as provided in this Trust Agreement) of the Beneficiaries in the Trust Property. The rights of Beneficiaries in, to and under the Trust Property and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate.

        2.2      Record of Beneficiaries. The Administrator shall keep or cause to be kept books and records and maintain a register in which the Administrator shall record the names of each Beneficiary, the number of Beneficial Interest Units owned by such Beneficiary, and transfers of Beneficial Interest Units as provided herein.

        2.3      Transfer of Beneficial Interest Units. Beneficial Interest Units may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual Beneficiary, or (b) by operation of law; provided, however, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest Units held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Administrator. Except as may be otherwise required by law, the Beneficial Interest Units of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Administrator to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by the Beneficiary.

        2.4      Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest Units. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest Units shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Property except as expressly provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust

Property but the whole title to all the Trust Property shall be vested in the Administrator and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Agreement.

ARTICLE III
Purpose, Limitations and Distributions

        3.1      Purpose of Trust. This Trust is established for the sole purpose of holding the Trust Property on behalf of the Beneficiaries, enforcing the rights of the Beneficiaries thereto, collecting the income thereon, determining and satisfying any liabilities of the Company (including identification and satisfaction of Claims in accordance with the LLC Act), distributing the remaining Trust Property to the Beneficiaries, and taking such other action as is necessary to conserve and protect the Trust Property and to provide for the orderly investment, conservation, liquidation and eventual distribution of any and all of the Trust Property. Under no circumstances shall the Trust or the Administrator hereunder have any power to continue or engage in any trade or business or in any other activity except as is necessary to the foregoing, and this limitation shall apply irrespective of whether the conduct of any business activities is deemed by the Administrator to be convenient, desirable, necessary or proper for the conservation and protection of the Trust Property.

        3.2      Operation of Trust. The Administrator, on behalf of the Trust, shall receive and hold all the Trust Property and shall make payments from the Trust to claimants in accordance with Section 1.5 of this Trust Agreement. Other than as set forth in Section 3.4 below, no payments shall be made to the Beneficiaries until all Claims against and obligations of the Company and the Trust have been paid or otherwise provided for. Once all such Claims have been paid, or otherwise provided for, the balance of the Trust Property shall then be distributed to the Beneficiaries in accordance with Section 3.4 hereof as promptly as reasonably possible by the Administrator with a view to not unduly prolonging the duration of the Trust; provided, however, that no distribution shall be made to the Beneficiaries without first reasonably satisfying or adequately providing a reserve for the reasonable expenses incurred or to be incurred by, or on behalf of, the Trust. In addition, the Administrator may, subject to the proviso in the preceding sentence, distribute any of the Trust Property to the Beneficiaries in-kind. The Administrator shall take such action as he deems appropriate to enforce the rights of the Trust to the Trust Property so that the Beneficiaries may receive the full benefit thereof.

        3.3      No Payment to the Company. In no event shall the Administrator or the Trust distribute to the dissolved Company any Trust Property.

        3.4      Distributions. From time to time, when in the judgment of the Administrator there remain in the Trust funds in excess of the amounts necessary to pay or otherwise provide for all Claims against or obligations of the Company and the Trust, such excess funds may be distributed to the Beneficiaries. The Administrator shall make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, subject to applicable state laws regarding escheat and abandoned property. Notwithstanding anything to the contrary contained herein, under no circumstances may the Trust, or the Administrator on behalf of the Trust, make a distribution if such distribution would violate Section 18-804 of the LLC Act or other applicable law. All distributions to the Beneficiaries hereunder shall be made pro rata according to their number of Beneficial Interest Units.

ARTICLE IV
Authority of Administrator

        4.1      Authority. Among the other powers stated or implied in this Trust Agreement, in connection with the administration of this Trust, the Trust, and the Administrator on behalf of the Trust, may exercise the following powers, authority and discretion, all at the expense and out of the Trust Property:

        (a)        to hold legal title to any and all rights of the Beneficiaries in or arising from the sale of any Trust Property, and to receive and collect any and all payments due in connection with any such sales;

        (b)        to receive, hold, maintain, grant, sell, exchange, convey, release, assign or otherwise transfer legal title to any Trust Property;

        (c)        to give proxies to vote stocks and voting securities, and to enter into or oppose, alone or with others, voting trusts, mergers, consolidations, foreclosures, liquidations, reorganizations or other changes in the financial structure of any corporation or buy-sell, stock restrictions or stock redemption agreements;

        (d)        to hold Trust Property in the name of a nominee or in any other way without disclosing the trust relationship;

        (e)        to enter into contracts, including contracts to hire agents to act on behalf of the Trust;

        (f)        to execute and deliver partial and complete releases of any third-party obligations transferred to the Trust;

        (g)        to protect and enforce the rights vested in the Trust Property by this Trust Agreement by any method deemed appropriate, including, without limitation, by judicial proceedings;

        (h)        to take any steps necessary to establish clear title to any Trust Property;

        (i)        to employ legal counsel, accountants, advisors, custodians and other agents in connection with the administration or termination of this Trust and to delegate to them any powers of the Administrator, and the Administrator shall be answerable only for his own acts and not for the default, negligence or misconduct of any such person or entity appointed by the Administrator with reasonable care;

        (j)        to file any and all tax returns required in connection with the Trust created hereby and to pay any taxes properly payable by the Trust;

        (k)        to select a fiscal year for the Trust, which shall be the same fiscal year as the Company;

        (1)        subject to the provisions of this Trust Agreement, to compromise, adjust, arbitrate, sue on or defend, abandon, pay or otherwise deal with and settle claims in favor of or against the Trust, including the Possible Building Claims, as the Administrator shall deem appropriate;

        (m)        to determine the terms on which Trust Property should be sold or otherwise disposed of;

        (n)        to make liquidating distributions and payments due any Beneficiaries who have not been located, subject to applicable state laws regarding escheat and abandoned property;

        (o)        subject to the provisions of this Trust Agreement, to do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Property, including acts or things necessary or appropriate to maintain the Trust Property held by the Administrator pending sale or other disposition thereof to the Beneficiaries; and

        (p)        to retain and set aside such funds out of the Trust Property as the Administrator shall deem necessary or expedient to pay or make reasonable provision to pay all (i) Claims, and (ii) claims and obligations, including all contingent, conditional or unmatured contractual claims and obligations, known to the Trust and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown.

        4.2      Investment Authority and Limitations Thereon. The Administrator shall not engage in any income-producing activity, except as expressly set forth herein and except that the Administrator may keep the Trust Property invested in (i) interest-bearing obligations of the United States government, or guaranteed by the United States government or any agency thereof, having a maturity not in excess of one year, (ii) money market deposit accounts, checking accounts, savings accounts, certificates of deposit, commercial paper rated not less than A1P1, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank, brokerage firm or savings institution organized under the laws of the United States of America or any state thereof; or (iii) such temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes. Neither the Administrator nor the Trustee, nor any affiliate of either, shall take any action to facilitate or encourage trading in the Beneficial Interest Units or in any instrument tied to the value of the Beneficial Interest Units, such as due bill trading.

ARTICLE V
Resident Trustee

        5.1      Generally. (a) The Resident Trustee shall be a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Trust Act. The Resident Trustee shall have the power and authority to execute, deliver, acknowledge and file all documents required to maintain the existence of the Trust as required by the Trust Act and shall accept service of legal process upon the Trust in the State of Delaware. The Resident Trustee shall provide prompt notice to the Administrator of its performance of any such acts. The Administrator shall reasonably keep the Resident Trustee informed of any action taken by the Administrator with respect to the Trust that may affect the Resident Trustee or its duties or rights hereunder. The Resident Trustee shall not be entitled to exercise any powers, nor shall the Resident Trustee have any of the duties or liabilities, of the Administrator. The Resident Trustee shall not be liable for the acts or omissions of the Administrator, the Company or the Trust. To the fullest extent permitted by law, the Resident Trustee shall owe no duties (fiduciary or otherwise) to the Trust, the Administrator or the Beneficiaries, except such duties as are expressly provided for in this Article V. Unless required by the Delaware Court of Chancery, the Resident Trustee shall serve without bond.

        (b)        The Resident Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Resident Trustee shall not be personally liable to any person or entity under any circumstances in connection with any of the transactions contemplated by this Agreement, except that such limitation shall not relieve the Resident Trustee of any personal liability it may have to the Beneficiaries for the Resident Trustee’s own bad faith, willful misconduct or gross negligence. In particular, but not by way of limitation:

            (i)        The Resident Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees;

            (ii)        No provision of this Agreement shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

            (iii)        Under no circumstance shall the Resident Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust or the Administrator; and

            (iv)        The Resident Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any person or entity other than the Resident Trustee.

        (c)        Except as otherwise expressly required herein, the Resident Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s property or the payment of distributions of income or principal to the Trust’s Beneficiaries, and no implied covenants or obligations shall be inferred from this Trust Agreement on the part of the Resident Trustee. The Resident Trustee shall not be liable for the acts or omissions of the

Company, the Administrator or any other person or entity who acts on behalf of the Trust, nor shall the Resident Trustee be liable for any act or omission by it in good faith in accordance with the directions or instructions of the Administrator.

        (d)        The Resident Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Resident Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such entity and that the same is in full force and effect. As to any fact or matter, the Resident Trustee may for all purposes hereof rely on a certificate, signed by such individual party or for any entity, any director, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the relevant entity, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

        (e)        In the exercise or administration of the trusts hereunder, the Resident Trustee (i) may act directly or through agents or attorneys, and the Resident Trustee shall not be liable for the default or misconduct of such agents or attorneys selected by it in good faith; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons, and the Resident Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons selected by it in good faith.

        (f)        Except as expressly provided in this Article V, in accepting the trusts hereby created, the Resident Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons or entities having any claim against the Resident Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust Property for payment or satisfaction thereof.

        5.2      Fees and Indemnity. (a) The Resident Trustee shall be entitled to receive from the Trust as compensation for its services hereunder such fees as have been separately agreed upon with the Trust in a separate fee agreement, which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust.

        (b)        The Trust shall (i) reimburse the Resident Trustee for all reasonable expenses incurred by it in connection with the execution and performance of its rights and duties hereunder (including reasonable fees and expenses of counsel and other experts) subject to the approval of the Administrator; (ii) indemnify, defend and hold harmless the Resident Trustee (in both its individual and trustee capacities) and the officers, directors, employees and agents of the Resident Trustee (collectively, including the Resident Trustee in its individual capacity, the “Trustee Covered Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against one or more Trustee Covered

Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby (all such expenses as provided in clauses (i) and (ii) are herein referred to collectively as “Trustee Expenses”), provided, however, that the Trust shall not be required to indemnify a Trustee Covered Person for Trustee Expenses to the extent such Trustee Expenses result from the bad faith, willful misconduct or gross negligence of such Trustee Covered Person; and (iii) advance to each Trustee Covered Person Trustee Expenses (including reasonable legal fees) incurred by such Trustee Covered Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of a written request therefor and of an undertaking by or on behalf of the Trustee Covered Person to repay such amount if it shall ultimately be determined that the Trustee Covered Person is not entitled to be indemnified therefor under this Article V. With respect to reimbursement or indemnity provided hereunder, a Trustee Covered Person shall have a lien on the Trust Property prior to any rights in such property of the Beneficiaries or any other person or entity, but pari passu with each Administrator Covered Person.

        5.3      Insurance. The Resident Trustee shall be permitted to obtain and maintain fidelity and liability insurance covering the Resident Trustee personally and insuring against acts of any agents, servants or others retained or employed by the Resident Trustee and to retain insurance agents and brokers in connection therewith, all at the expense of the Trust Property, with such expenses subject to the approval of the Administrator.

        5.4      Miscellaneous. (a) The Resident Trustee shall take such action or refrain from taking such action under this Trust Agreement as it may be directed or instructed in writing by the Administrator from time to time; provided, however, that the Resident Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to result in personal liability to the Resident Trustee or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.

        (b)        To the extent that, at law or in equity, a Trustee Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust, the Beneficiaries or any other person or entity, such Trustee Covered Person acting under this Trust Agreement shall not be liable to the Trust, the Beneficiaries or such other persons or entities for its good faith reliance on the provisions of this Trust Agreement. To the extent that provisions of this Trust Agreement restrict the duties and liabilities of a Trustee Covered Person otherwise existing at law, in equity or otherwise, such provisions are agreed by the parties hereto to replace such other duties and liabilities of such Trustee Covered Person.

        5.5      Resignation of Resident Trustee. The Resident Trustee may resign and be discharged of the trust created by this Trust Agreement upon not less than 30 days’ prior written notice to the Administrator. Upon receiving such notice of resignation, the Administrator shall use its best efforts promptly to appoint a substitute or successor Resident Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments delivered to such resigning Resident Trustee and the substitute or successor Resident Trustee. In addition, the Administrator may remove the Resident Trustee, with or without cause, and appoint a successor Resident Trustee meeting the qualifications hereinafter provided by written instrument or instruments delivered to the Resident Trustee being removed and to the substitute or successor Resident Trustee. Any resignation or removal of the Resident Trustee and appointment of a substitute or successor Resident Trustee shall become effective only upon acceptance of the appointment by the substitute or successor Resident Trustee. If no substitute or successor Resident Trustee shall have been appointed within 30 days after notice of such resignation or removal has been delivered, the Resident Trustee may apply to a court of competent jurisdiction for the appointment of a successor Resident Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Resident Trustee meeting the qualifications provided for herein.

        5.6      Successor Resident Trustee. Any person or entity into which the Resident Trustee may be merged or with which it may be consolidated, or any person or entity resulting from any merger or consolidation to which the Resident Trustee shall be a party, or any person or entity that succeeds to all or substantially all of the corporate trust business of the Resident Trustee, shall be the successor Resident Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto (except for the filing of an amendment to the Trust’s certificate of trust if required by law), notwithstanding anything to the contrary herein; provided, however, that such successor Resident Trustee shall have its principal place of business in the State of Delaware and otherwise meet the requirements of applicable law.

ARTICLE VI
The Administrator

        6.1      Generally. The Administrator shall perform such duties, and only such duties, as are specifically set forth in this Trust Agreement or are reasonably implied for the administration of this Trust.

        6.2      Liability of Administrator. No provision of this Trust Agreement shall be construed to relieve the Administrator from liability for his own fraud, willful misconduct, or gross negligence except that:

        (a)        the Administrator shall be liable only for the performance of such duties and obligations as are either specifically set forth in this Trust Agreement;

        (b)        the Administrator shall not be personally liable for any error of judgment made in good faith, unless the Administrator was grossly negligent;

        (c)        the Administrator shall not be personally liable with respect to any action taken or omitted to be taken in good faith in accordance with the direction of the Delaware Court of Chancery;

        (d)        the Administrator may conclusively rely, and shall not incur any personal liability to anyone in acting or refraining from acting upon, any resolution, certificate, statement,

instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (e)        the Administrator may act through agents and may consult with legal counsel (including tax counsel), accountants, investment bankers and other skilled persons selected by it with reasonable care, and the Administrator shall not be personally liable for any action taken or omitted to be taken in good faith in accordance with the advice thereof;

        (f)        persons and entities dealing with the Administrator shall look only to the Trust Property to satisfy any liability incurred by the Administrator to such person or entity in carrying out the terms of this Trust Agreement, and the Administrator shall have no personal obligation to satisfy any such liability;

        (g)        the Administrator shall not be personally liable for any failure to seek out or assert any claim of the Company against any other person or entity unless such failure results from the Administrator’s gross negligence, willful misconduct or fraud; provided, however that nothing herein shall affect or restrict the Administrator’s authority to investigate or assert any claim of the Company against any other person or entity; and

        (h)        the Administrator shall not be personally liable to any person or entity who at the time is a Beneficiary with respect to any action taken or omitted to be taken in good faith in accordance with the direction or consent of the Beneficiaries hereunder, and such direction or consent shall be conclusive and binding in respect of the beneficial interest then held by such Beneficiary and upon any person or entity who may in the future become a Beneficiary.

        6.3      Safekeeping of Trust Property. All moneys and other assets received by the Administrator shall, until distributed or paid over as herein provided, be held for the benefit of the Beneficiaries, but need not be segregated from other Trust Property, unless and to the extent required by law. The Administrator shall be under no liability for interest or producing income on any moneys received by it hereunder and held for distribution or payment to the Beneficiaries, except for such interest that shall actually be received by the Administrator.

        6.4      Compensation. The Administrator shall be entitled to pay itself out of the Trust Property such compensation as shall be agreed to in a separate fee letter between the Administrator and the Trust, which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust. For the purpose of such fee letter only, the Company is hereby authorized to execute and deliver such fee letter on behalf of the Trust as agent of the Trust.

        6.5      No Bond. Unless required by the Delaware Court of Chancery, the Administrator shall serve without bond.

        6.6      Expense Reimbursement and Indemnification of Administrator. The Trust shall (i) reimburse the Administrator for all reasonable expenses incurred by it in connection with the execution and performance of its rights and duties hereunder (including reasonable fees and expenses of counsel and other experts); (ii) indemnify, defend and hold harmless the Administrator (in both its individual and administrator capacities) and the employees and agents of the Administrator (collectively, including the Administrator in its individual capacity, the “Administrator Covered Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against one or more Administrator Covered Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby (all such expenses as provided in clauses (i) and (ii) are herein referred to collectively as “Administrator Expenses”), provided, however, that the Trust shall not be required to indemnify an Administrator Covered Person for Administrator Expenses to the extent such Administrator Expenses result from the bad faith, willful misconduct or gross negligence of such Administrator Covered Person; and (iii) advance to each Administrator Covered Person Administrator Expenses (including reasonable legal fees) incurred by such Administrator Covered Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of a written request therefor and of an undertaking by or on behalf of the Administrator Covered Person to repay such amount if it shall ultimately be determined that the Administrator Covered Person is not entitled to be indemnified therefor under this Article VI. With respect to reimbursement or indemnity provided hereunder, an Administrator Covered Person shall have a lien on the Trust Property prior to any rights in such property of the Beneficiaries or any other person or entity, but pari passu with each Trustee Covered Person.

        6.7      Insurance. The Administrator shall be permitted to obtain and maintain fidelity and liability insurance covering the Administrator personally and insuring against acts of any agents, servants or others retained or employed by the Administrator and to retain insurance agents and brokers in connection therewith, all at the expense of the Trust Property.

ARTICLE VII
Successor Administrator

        7.1      Resignation and Removal. The Administrator may resign by giving not less than 60 days’ prior written notice thereof to the Beneficiaries and the Resident Trustee, and the Administrator may be removed, with or without cause, by a written instrument or instruments delivered to the Administrator and the Resident Trustee signed by Beneficiaries holding a majority of the Beneficial Interest Units; provided, however, that no resignation or removal of the Administrator shall become effective unless and until a successor Administrator has been appointed in accordance with Section 7.2 and such successor Administrator has agreed to be bound by the terms and provisions of this Trust Agreement.

        7.2      Appointment of Successor. In the event of a resignation or removal of the Administrator by the Beneficiaries pursuant to Section 7.1, a successor Administrator shall be appointed by a written instrument or instruments delivered to the Administrator and the Resident Trustee signed by Beneficiaries holding a majority of the Beneficial Interest Units.

        7.3      Acceptance of Appointment by Successor Administrator. Any successor Administrator appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the trust records. Thereupon, such successor Administrator shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of the predecessor in the Trust with like effect as if originally named herein; provided, however, that a resigning or removed Administrator shall, when requested in writing by the successor Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Administrator all the estates, properties, rights, powers and trusts of such predecessor Administrator.

ARTICLE VIII
Reports to Beneficiaries

        8.1      Reports to Beneficiaries. As soon as practicable after the end of each calendar year and upon termination of the Trust, the Administrator shall submit an Annual Report on Form 10-K, as defined below, to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such calendar year or upon such termination and the receipts and disbursements of the Trust for such period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Property not previously reported, and (iii) any action taken by the Administrator in the performance of his duties that materially affects the Trust. In addition, the Administrator shall file or cause to be filed such annual report with the Securities and Exchange Commission under cover of Form 10-K (the “Annual Report on Form 10-K”). Furthermore, as soon as practicable after the close of each calendar year, the Administrator shall supply the Beneficiaries with information necessary for the Beneficiaries to satisfy their United States federal, state and local income tax obligations. During the course of a calendar year, whenever a material event relating to the Trust Property occurs, the Administrator shall, within a reasonable period of time after such occurrence, prepare and file a report of such event with the Securities and Exchange Commission under cover of Form 8-K (the “Current Report”) and mail to the Beneficiaries a copy of such Current Report. The occurrence of a material event will be determined solely by the Administrator or as may be required by any applicable rules and regulations promulgated by the Securities and Exchange Commission.

ARTICLE IX
Dissolution and Termination of Trust

        9.1      Dissolution and Termination of Trust. (a) The Trust shall dissolve upon the final distribution by the Administrator of all monies and other Trust Property in accordance with the terms of this Trust Agreement, including any escheat distributions in accordance with Section 3.4, or upon the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction, and in any event no later than December 31, 2006; provided, however, that the Administrator, in its discretion, may, from time to time, extend the existence of this Trust to such later date or dates as it may designate, if it determines that such extensions are reasonably necessary to pay or make provision for then known liabilities, actual or contingent.

        (b)        The bankruptcy, liquidation, dissolution, death or incapacity of any Beneficiary shall not (i) operate to terminate this Trust Agreement or dissolve, annul or terminate the Trust, (ii) entitle such Beneficiary’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Property or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

        (c)        To the fullest extent permitted by law, no Beneficiary shall be entitled to revoke or terminate the Trust.

        (d)        Upon the completion of winding up of the Trust, including the payment or the making of reasonable provision for payment of all claims and obligations of the Trust known to the Trust in accordance with Section 3808(e) of the Trust Act, the Resident Trustee shall file a certificate of cancellation of the certificate of trust of the Trust with the Secretary of State of the State of Delaware in accordance with Section 3810 of the Trust Act, at which time the Trust and this Trust Agreement (other than Sections 5.2, 6.6 and 11.6 (and any provisions referenced within Section 11.6)) shall terminate. The Administrator shall act as the liquidator of the Trust and shall be responsible for taking all required actions in connection with winding up the Trust.

ARTICLE X
Amendment

        10.1      Method of Amendment. The Administrator shall have the right at any time to alter, amend or revoke this Trust Agreement in whole or in part; provided that (i) no such alteration, amendment or revocation shall (a) cause any of the Trust Property to be distributed to the Company or (b) cause the Administrator to engage in any activity other than that appropriate for liquidating trustees and to maintain liquidating trust status for United States federal income tax purposes, or (c) prejudice the rights of creditors of the Company, (ii) any such alteration, amendment or revocation that adversely affects the rights or obligations of the Resident Trustee hereunder shall require the prior written consent of the Resident Trustee, and (iii) any such alteration, amendment or revocation that adversely affects the rights or obligations of the Beneficiaries, considered as a class, shall require the prior written consent of Beneficiaries owning a majority of the Beneficial Interest Units.

ARTICLE XI
Miscellaneous Provisions

        11.1      Intention of Parties to Establish Trust. This Trust Agreement is not intended to create, and shall not be interpreted as creating, an association, partnership or joint venture of any kind. It is intended as a trust to be governed and construed in all respects as a trust.

        11.2      Filing Documents. A copy of this Trust Agreement and all amendments thereof shall be maintained in an office or residence of the Administrator and shall be available at all times for inspection by the Beneficiaries or their duly authorized representatives. The Administrator shall maintain any amendment of this Trust Agreement in the same place where the original Trust Agreement is maintained. The Administrator shall maintain any instrument that relates to any change in the office of Resident Trustee in the same place where the original Trust Agreement is maintained.

        11.3      Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

        11.4      Separability. In the event any provision of this Trust Agreement or the application thereof to any person, entity or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

        11.5      Notices. Any notice or other communication hereunder shall be deemed to have been sufficiently given for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person or entity for whom such notice is intended at his address last known to the person or entity giving such notice.

        11.6      Exculpatory Provisions and Survival Thereof. Whether or not expressly therein so provided, any and all exculpatory provisions, immunities and indemnities, and any limitations and negations of liability contained in this Trust Agreement, in each case inuring to the benefit of the Administrator, shall survive (i) the termination or revocation of this Trust Agreement, and (ii) as to any person or entity who has served as Administrator, the resignation or removal of such person or entity as Administrator.

        IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the date first above written.

EBS BUILDING, L.L.C. By: FTI Consulting, Inc., its Manager
By:	/s/ Keith Cooper
Name: Keith Cooper Title: Senior Managing Director

ADMINISTRATOR:
FTI CONSULTING, INC.
By:	/s/ Keith Cooper
Name: Keith Cooper Title: Senior Managing Director

RESIDENT TRUSTEE:
WILMINGTON TRUST COMPANY
By:	/s/ Joseph B. Feil
Name: Joseph B. Feil Title: Assistant Vice President

EXHIBIT A

CERTIFICATE OF TRUST OF
EBS LIQUIDATING TRUST

        THIS Certificate of Trust of EBS Liquidating Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

        Name.        The name of the statutory trust formed hereby is EBS Liquidating Trust.

        Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

         Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned, sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

Wilmington Trust Company, not in its individual capacity, but solely as trustee of the Trust
By:	/s/ Joseph B. Feil
Name: Joseph B. Feil Title: Assistant Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:26 PM 04/15/2005
FILED 12:26 PM 04/15/2005
SRV 050306639 - 3955770 FILE